UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2012

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2012 (the “Initial Filing”) by The Management Network Group, Inc. (the “Company”).

This Amendment No. 1 is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K in order to: (1) update certain information under Item 5.02 of the Initial Filing, and (2) file as an exhibit a letter received from Richard P. Nespola pursuant to the opportunity to respond to the Initial Filing granted to him under Item 5.02(a)(3)(ii) of Form 8-K. The information contained in this Amendment No. 1 supplements the information contained in Items 5.02, 5.07 and 9.01 of the Initial Filing. Otherwise, the Initial Filing is restated herein in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2012, the Company received a letter from Richard P. Nespola (the “Response Letter”) stating that he disagreed with statements in the Initial Filing regarding the circumstances of his resignation as a director. A copy of the Response Letter is attached hereto as Exhibit 17.2, and is incorporated herein by reference.

    As noted in the Initial Filing, Mr. Nespola resigned as a director one day prior to the scheduled special meeting of stockholders of the Company, which was called to consider his removal as a director of the Company, without cause. Prior to the Company's receipt of Mr. Nespola's Resignation Letter, the Company informed Mr. Nespola that it had received sufficient proxies from the Company's stockholders to remove Mr. Nespola as a director. At the meeting of stockholders held on September 20, 2012, which was promptly adjourned due to Mr. Nespola's resignation less than 24 hours before the meeting, the holders of a majority of the Company's outstanding shares, by a significant margin, continued to support the removal of Mr. Nespola as a director.

Notwithstanding the circumstances surrounding Mr. Nespola's resignation, occurring shortly before his scheduled removal, the Board of Directors has authorized and directed the Audit Committee to seek additional information from Mr. Nespola regarding the allegations made in his Resignation Letter which he has stated were the reasons for his resignation, to investigate any of the allegations to the extent it determines that an investigation is warranted based upon any additional information provided by Mr. Nespola or otherwise and to report its findings to the full Board of Directors with regard to any action that may be appropriate.

Mr. Nespola has added various conclusory allegations of wrongdoing in the Response Letter. The current directors and the Secretary of the Company have informed the Company that they strongly deny these allegations of wrongdoing.

Item 9.01                Financial Statements and Exhibits.

Exhibit No.	Description
17.2	Response Letter of Richard P. Nespola dated October 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President, and Chief Financial Officer

Date: October 12, 2012

EXHIBIT INDEX

Exhibit Number	Description
17.2	Response Letter of Richard P. Nespola dated October 11, 2012